Exhibit 21.1

SUBSIDIARIES

A list of subsidiaries of Concentra Group Holdings Parent, Inc., after the Separation (as defined in the Registration Statement on Form S-1 initially filed with the SEC on June 14, 2024 (File No.: 333-280242)), is set forth below, indicating as to each the state or other jurisdiction of incorporation or organization.

Name of Subsidiary	Jurisdiction
Concentra Akron, L.L.C.	Delaware
Concentra Arkansas, L.L.C.	Delaware
Concentra Green Bay, L.L.C.	Delaware
Concentra Group Holdings, LLC	Delaware
Concentra Health Services, Inc.	Nevada
Concentra Holdings, Inc.	Delaware
Concentra Inc.	Delaware
Concentra Integrated Services, Inc.	Massachusetts
Concentra Occupational Healthcare Harrisburg, L.P.	Pennsylvania
Concentra Solutions, Inc.	Delaware
Concentra St. Louis, L.L.C.	Delaware
Concentra – UPMC, L.L.C.	Delaware
Concentra Ventures, Inc.	Delaware
ConcentraMark, Inc.	Delaware
ContinuityRx, Inc.	Arizona
National Healthcare Resources, Inc.	Delaware
Occupational Health + Rehabilitation, LLC	Delaware
OHR/Baystate, LLC	Massachusetts
OHR/MMC, Limited Liability Company	Maine
St. Mary’s Medical Park Pharmacy, Inc.	Arizona
U.S. Healthworks, Inc.	Delaware
U.S. HealthWorks Medical Group of Alaska, LLC	Alabama
U.S. HealthWorks of New Jersey, Inc.	New Jersey
USHW of California, Inc.	California
USHW of Texas, Inc.	Texas